UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

  November 30, 2020

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Richard Fitzgerald as Chief Financial Officer

On November 30, 2020, Richard Fitzgerald resigned his position as Chief Financial Officer of Immunome, Inc. (the “Company”).

In connection with his resignation, on December 1, 2020, Mr. Fitzgerald and the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which he will receive separation payments equal to two months of his current base salary and payments for two months of continued health insurance coverage. As a matter of law, the Separation Agreement will become effective seven calendar days after the execution of the Separation Agreement unless it is revoked by Mr. Fitzgerald during that period of time. This description is qualified by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Diane Marcou as Interim Chief Financial Officer

Effective on November 30, 2020, the Company appointed Diane Marcou as Interim Chief Financial Officer of the Company.

Ms. Marcou previously served as the Company’s Chief Financial Officer from May 2020 through September 2020. During this time, Ms. Marcou oversaw all financial and accounting matters for the Company including preparation for and execution of the Company’s initial public offering. Ms. Marcou, age 54, has worked as an independent consultant since 2004, serving in various roles, including that of chief financial officer, at other early stage privately held companies. Ms. Marcou earned her C.P.A. while at PricewaterhouseCoopers and received her B.S. in Business Administration from Boston College.

In May 2020, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Ms. Marcou, which remains in effect through April 30, 2021 subject to renewal as agreed by the parties. Under the Consulting Agreement, Ms. Marcou provides accounting and finance services to the Company at an hourly rate of $250 per hour. The Company may terminate the Consulting Agreement on 30 days’ prior written notice, and it contains customary termination provisions upon either party’s breach. This description is qualified by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Ms. Marcou and the Company entered into the Company’s standard director and officer indemnification agreement (the “Indemnification Agreement”), under which the Company may be required to indemnify Ms. Marcou for certain expenses incurred by her in any proceeding arising out of her service as an executive officer of the Company. This description is qualified by reference to the Indemnification Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than the Consulting Agreement and the Indemnification Agreement, there are no arrangements or understandings between Ms. Marcou and any other persons pursuant to which Ms. Marcou was appointed as Interim Chief Financial Officer of the Company. There are also no family relationships between Ms. Marcou and any director or executive officer of the Company, and Ms. Marcou has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release between the Company and Richard Fitzgerald, dated December 1, 2020.
10.2	Consulting Agreement by and between the Company and Diane Marcou, dated as of May 1, 2020 (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed on September 9, 2020).
10.3	Form of Indemnification Agreement by and between the Company and each of its directors and officers (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on September 9, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOME, INC.

By:	/s/ Purnanand D. Sarma
Purnanand D. Sarma, Ph.D. President and Chief Executive Officer

Dated: December 3, 2020